EXHIBIT 4.1


                        Advisors Asset Management, Inc.
                              18925 Base Camp Road
                           Monument, Colorado  80132


                                 March 21, 2017




Advisors Disciplined Trust 1778
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217

     Re:          Advisors Disciplined Trust 1778 (the "Fund")


Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-215931 for the above captioned Fund. We hereby consent to the use in the Registration Statement of the references to Advisors Asset Management, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                             Very truly yours,

                             Advisors Asset Management, Inc.


                             By     /s/ ALEX R. MEITZNER
                               ------------------------------
                                   Senior Vice President